OMNIBUS AMENDMENT NO. 2

This OMNIBUS AMENDMENT NO. 2 (this “Amendment”), dated as of June 16, 2026, is by and among (1) WORKHORSE GROUP INC., a Nevada corporation (“Borrower”), (2) the Guarantors (as defined below) party hereto and (3) MOTIVE GM HOLDINGS II LLC (“Lender”). Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed thereto in the Credit Agreements (as defined below), as applicable.
WITNESSETH
A.    The Borrower, each Subsidiary of the Borrower from time to time party thereto (the “Guarantors”), and the Lender are parties to (i) that certain Credit Agreement (Cash Flow) dated as of December 15, 2025 (as amended prior to the date hereof, the “Existing Cash Flow Credit Agreement”, and as amended by this Amendment and as may be further amended, modified, extended, restated, replaced, or supplemented from time to time, the “Cash Flow Credit Agreement”) and (ii) that certain Credit Agreement (Customer Orders) dated as of December 15, 2025 (as amended prior to the date hereof, the “Existing Customer Order Credit Agreement”, and as amended by this Amendment and as may be further amended, modified, extended, restated, replaced, or supplemented from time to time, the “Customer Order Credit Agreement”; and together with the Cash Flow Credit Agreement, the “Credit Agreements”).
B.    The Borrower has requested that Lender (i) amend the Existing Cash Flow Credit Agreement to increase the Commitment thereunder from $20,000,000 to $30,000,000 in accordance with Section 10.01 of the Cash Flow Credit Agreement and (ii) amend the Existing Customer Order Agreement to reduce the Commitment thereunder from $30,000,000 to $20,000,000 in accordance with Section 10.01 of the Customer Order Credit Agreement.
C.    Lender is willing to agree to such requests, in accordance with and subject to the terms and conditions set forth herein, and the other parties hereto have agreed to join in the execution of this Amendment in their respective capacities, on the terms and subject to the conditions set forth herein.
NOW, THEREFORE, in consideration of the agreements hereinafter set forth, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:
ARTICLE I
AMENDMENTS TO CREDIT AGREEMENT
1.1Amendments to Credit Agreements. Subject to the satisfaction (or waiver) of the conditions set forth in Section 2.1 below:
(a)The definition of “Commitment” under the Existing Cash Flow Credit Agreement is hereby amended and restated in its entirety as follows:
“Commitment” means the obligation of Lender to make Loans to Borrower pursuant to Section 2.01, in an aggregate principal amount at any one time outstanding not to exceed

$30,000,000 or such greater amount as Lender may agree in writing (including via e-mail) in its sole discretion; provided, however, notwithstanding the foregoing or any other provision contained in this Agreement to the contrary, any reference contained in this Agreement to an “obligation” of Lender to make Loans hereunder shall be construed solely following the PIPE Closing Date to mean the discretionary authority of Lender to make Loans, if any, and not to a binding commitment on the part of Lender to Borrower to make Loans.
(b)The definition of “Commitment” under the Existing Customer Order Credit Agreement is hereby amended and restated in its entirety as follows:
"Commitment” means the obligation of Lender to make Loans to Borrower pursuant to Section 2.01, in an aggregate principal amount at any one time outstanding not to exceed $20,000,000 or such greater amount as Lender may agree in writing (including via e-mail) in its sole discretion.
(c)Section 1.01 of each of the Existing Cash Flow Credit Agreement and the Existing Customer Order Credit Agreement, respectively, is hereby amended by adding each of the following defined terms in its appropriate alphabetical order:
“Amendment No. 2” means that certain Omnibus Amendment No. 2, dated as of the Amendment No. 2 Date, by and among Borrower, the Guarantors party thereto and Lender.
“Amendment No. 2 Date” means June 16, 2026.
(d)Section 2.06(c) of the Existing Cash Flow Credit Agreement is hereby amended and restated in its entirety as follows:
Interest Payments. Interest on each Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein; provided that Interest on the Loan in the aggregate principal amount of $10,000,000 made on or about the Amendment No. 2 Date shall be due and payable in arrears commencing with the first Interest Payment Date occurring after September 30, 2026. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.
ARTICLE II
CONDITIONS TO EFFECTIVENESS
2.1Closing Conditions. This Amendment shall become effective upon satisfaction (or waiver) of the following conditions (such date, which shall be the date first written above, the “Amendment Effective Date”):
(a)This Amendment. The execution and delivery of this Amendment duly executed by Borrower, the Guarantors and Lender.
(b)No Default. No Event of Default shall have occurred and be continuing or would be caused by the consummation of the transactions contemplated by this Amendment.
(c)Representations and Warranties. The representations and warranties contained in Section 3.2 below shall be true and correct as of the date hereof.

2.2Post-Closing Actions. As consideration for the amendments set forth herein, the Borrower hereby agrees, by no later than the date that is forty-five days following the Amendment Effective Date (or such later date as the Lender may agree) to issue to the Lender (or its designee) warrants to purchase equity interests in the borrower, with terms and in number to be mutually agreed.
ARTICLE III
MISCELLANEOUS
3.1Amended Terms.
(a)Upon the effectiveness of this Amendment, each reference in each Credit Agreement to “this Agreement,” “hereunder,” “hereof,” “herein” or words of like import referring to the applicable Credit Agreement, and each reference in the other Loan Documents to “the Credit Agreement,” “thereunder,” “thereof,” “therein” or words of like import referring to such Credit Agreement, shall mean and be a reference to such Credit Agreement, as amended hereby.
(b)Except as specifically amended herein, the Credit Agreements and all other Loan Documents are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed.
(c)The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of Lender under either Credit Agreement or any other Loan Documents, nor constitute a waiver of any provision of either Credit Agreement or any other Loan Documents.
3.2Representations and Warranties of the Loan Parties. Each Loan Party represents and warrants to Lender as follows:
(a)Such Loan Party has all requisite power and authority under applicable law and under its organizational documents to execute, deliver and perform its obligations under this Amendment and under the Credit Agreements as amended hereby;
(b)All actions, waivers and consents (corporate, regulatory and otherwise) necessary or appropriate for it to execute, deliver and perform its obligations under this Amendment and the Credit Agreements as amended hereby, have been taken and/or received;
(c)This Amendment executed on the date hereof and the Credit Agreements, as amended by this Amendment, constitute the legal, valid and binding obligation of it enforceable against it in accordance with the terms, except as the enforceability hereof or thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws generally affecting creditors’ rights and by general principles of equity and principles of good faith and fair dealing (regardless of whether enforcement is sought in equity or at law);
(d)The execution and delivery of this Amendment executed on the date hereof and performance its obligations thereunder and under the Credit Agreements, as amended hereby, do not and will not (a) violate (i) any provision of any law or any governmental rule or regulation applicable to Borrower or any of its Subsidiaries, (ii) any of the organizational documents of Borrower or any of its Subsidiaries, or (iii) any order, judgment or decree of any court or other agency of government binding on Borrower or any of its Subsidiaries, in the case of clauses (i) and (iii) to which such party or any of its property or assets is subject, except in the case of any contraventions that would not reasonably be expected, either individually or in the aggregate, to result in a Material Adverse Effect; (b) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any Contractual Obligation of Borrower or any of its Subsidiaries except in the case of any contraventions that would not reasonably be expected, either individually or in the aggregate, to result in a Material Adverse Effect; (c) result in or require the creation or imposition of any Lien upon any of the properties or assets of Borrower or any of its Subsidiaries (other than any Liens created under any of the Loan Documents in favor of Lender); or (d) require any approval of stockholders, members or partners or any approval or consent of any Person under any Contractual Obligation of Borrower or any of its Subsidiaries, except for such approvals or consents obtained on or before the Amendment Effective Date and disclosed in writing to Lender;
(e)The representations and warranties contained in each Credit Agreement and the other Loan Documents are true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) on and as of the Amendment Effective Date, before and after giving effect to the same, as though made on and as of such date (except to the extent that such representations and warranties solely relate to an earlier date);
(f)No Event of Default has occurred or is continuing on the Amendment Effective Date or would result from the transactions contemplated by this Amendment; and
(g)The Security Agreement continues to create a valid security interest in, and Lien upon, the Collateral, in favor of the Collateral Agent, which security interests and Liens are perfected in accordance with the terms of the Security Agreement and prior to all Liens other than Permitted Liens.
(h)Since the Closing Date, there have been no changes to the organizational documents of any Loan Party, and there have been no changes to the certificates of resolutions or other action of Responsible Officers that were delivered to Lender on the Closing Date.
3.3Reaffirmation of Obligations. Each Loan Party hereby ratifies each Credit Agreement and acknowledges and reaffirms (a) that it is bound by all terms of such Credit Agreement (as amended hereby) and each other Loan Documents applicable to it and (b) that it is responsible for the observance and full performance of its Obligations. Each Loan Party acknowledges receipt of a copy of the Amendment. Each Loan Party hereby consents to the Amendment and reaffirms each Credit Agreement and the other Loan Documents to which it is a party and acknowledges that the execution and delivery of this Amendment shall have no effect on such Loan Party’s obligations under such Credit Agreement or such other Loan Documents, each of which remains the legal, valid and binding obligation of such Loan Party and are hereby reaffirmed.
3.4Loan Document. This Amendment shall constitute a Loan Document under the terms of each Credit Agreement.
3.5Further Assurances. Each Loan Party agrees to promptly take such action, upon the reasonable request of Lender, as is necessary to carry out the intent of this Amendment.
3.6Entirety. This Amendment, together with the annexes hereto, and the other Loan Documents, is intended by the parties hereto as a final expression of their agreement and is intended as a complete statement of the terms and conditions of their agreement with respect to the subject matter of this Amendment.
3.7Counterparts; Telecopy. This Amendment may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original. Delivery of an executed counterpart of a signature page of this Amendment or any other document required to be delivered hereunder, by e- mail transmission (e.g., “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Amendment. Without limiting the foregoing, to the extent a manually executed counterpart is not specifically required to be delivered under the terms of any Loan Document, upon the request of any party, such e-mail transmission shall be promptly followed by such manually executed counterpart.
3.8GOVERNING LAW. THIS AMENDMENT AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AMENDMENT OR ANY OTHER LOAN DOCUMENT (EXCEPT, AS TO ANY OTHER LOAN DOCUMENT, AS EXPRESSLY SET FORTH THEREIN) AND THE TRANSACTIONS SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.
3.9Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the parties hereto and thereto and their respective successors and assigns permitted hereby, except that neither Borrower nor any other Loan Party may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of Lender (and any other attempted assignment or transfer by any Loan Party shall be null and void). Nothing in this Amendment, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby and, to the extent expressly contemplated hereby, the Related Parties of Lender) any legal or equitable right, remedy or claim under or by reason of this Amendment.
3.10Consent to Jurisdiction; Service of Process; Waiver of Jury Trial. The jurisdiction, service of process and waiver of jury trial provisions set forth in Sections 10.13 and 10.14 of each Credit Agreement are hereby incorporated by reference, mutatis mutandis.
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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

WORKHORSE GROUP INC., as Borrower

By: /s/ Robert M. Ginnan
Name: Robert M. Ginnan
Title: Chief Financial Officer

WORKHORSE TECHNOLOGIES INC., as a Guarantor
WORKHORSE PROPERTIES INC., as a Guarantor
HORSEFLY INC., as a Guarantor
STABLES & STALLS LLC, as a Guarantor
STABLES & STALLS REAL ESTATE I LLC, as a Guarantor
ROUTEHORSE LLC, as a Guarantor
OMAHA INTERMEDIATE, INC., as a Guarantor
OMAHA INTERMEDIATE 2, INC., as a Guarantor
WORKHORSE MOTOR WORKS INC., as a Guarantor
ESG LOGISTICS CORP., as a Guarantor
MOTIV POWER SYSTEMS, INC., as a Guarantor

By: /s/ Robert M. Ginnan
Name: Robert M. Ginnan
Title: Chief Financial Officer, Treasurer, Secretary

[Signature Page to Omnibus Amendment No. 2]

MOTIVE GM HOLDINGS II LLC, as
Lender
By: /s/ Gary Magness
Name: Gary Magness
Title: Manager

[Signature Page to Omnibus Amendment No. 2]